1 PURCHASE AND SALE AGREEMENT 41 Maryland Avenue, Rockville, MD THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made as of August , 202 by and between LODGING PARTNERS, LLC, a Delaware limited liability company (“Seller”), and COMSTOCK 41 MARYLAND, LLC, a Delaware limited liability company (“Purchaser”; together with Seller, the “Parties”). The “Effective Date” of this Agreement shall be the date this Agreement is signed by the last of the parties as shown in the signature section hereof. RECITALS R-1. Seller is the fee simple owner of certain real property commonly known as 41 Maryland Avenue in the City of Rockville, Montgomery County, Maryland, having the Montgomery County Tax Identification No. 03198603/District 04 and being further described on Exhibit A. R-2. Purchaser desires to purchase the Property and to develop and construct thereon 117 multifamily dwelling units (the “Project”) in accordance with the terms and conditions hereof, and Seller desires to sell the Property in accordance with the terms and conditions hereof. NOW THEREFORE in consideration of the mutual promises of the Parties and of other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows: 1. Purchase and Sale; Legal Description of Land a. Seller agrees to sell the Property to Purchaser, and Purchaser agrees to purchase the Property from Seller, all in accordance with the terms and conditions of this Agreement. b. The term “Property” means (i) the land more particularly described in Exhibit A attached to this Agreement and incorporated by reference (the “Land”); (ii) all Seller- owned improvements situated on the Land, if any; (iii) all easements, covenants strips, gores, rights-of-way and privileges appurtenant to the Land and any land lying in the bed of any street, road, avenue or alley adjoining such Land to which Seller has rights. 2. Deposit. a. Within five (5) Business Days (hereinafter defined) of the Effective Date, Purchaser shall deliver the sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00) (together with any interest earned thereon, the “Initial Deposit”), by wire transfer of immediately available funds, to Stewart Title and Escrow Inc. (“Escrow Agent”), to be held in escrow by Escrow Agent pending Closing (hereinafter defined) hereunder. b. Unless this Agreement is terminated pursuant to the provisions of Sections 3 or 5, Purchaser shall, within five (5) Business Days after the end of the Study Period (hereinafter defined), deliver the additional sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00) Exhibit 10.25

2 (together with any interest earned thereon, the “Additional Deposit” and together with the Initial Deposit, the “Deposit”), by wire transfer of immediately available funds to Escrow Agent to be held in escrow by Escrow Agent pending Closing hereunder. c. Escrow Agent will hold the Deposit in an interest-bearing account at a bank or other financial institution reasonably acceptable to Seller and Purchaser. 3. Study Period. a. Purchaser shall have the right, in its exclusive and absolute discretion, to terminate this Agreement for any reason whatsoever by giving written notice thereof to Seller on or before the date that is sixty (60) days following the Effective Date of this Agreement (the “Study Period”). Purchaser may, at its election in its sole discretion, waive the Study Period and accelerate the Closing Date (hereinafter defined). If Purchaser finds the Property suitable for its purposes, Purchaser shall notify Seller in writing of Purchaser’s election to proceed to Closing (subject to the provisions of this Agreement) (the “Go Forward Notice”) prior to 5:00 P.M. Eastern Time on the last date of the Study Period. If Purchaser fails to deliver the Go Forward Notice to Seller prior to the expiration of the Study Period, then (i) this Agreement shall be deemed automatically terminated and shall be of no further force and effect, (ii) the Initial Deposit shall be returned to Purchaser, and (iii) except as expressly provided for in this Agreement, neither Seller nor Purchaser shall have any further liability or obligation to the other under this Agreement. Within five (5) Business Days following execution of this Agreement, Seller shall deliver, free of charge and cost to Purchaser, any lender or owners policy of title insurance and land title survey as may be in Seller’s actual possession or control (the “Due Diligence Information”), which shall be provided by Seller without representation or warranty of any kind. If this Agreement is terminated for any reason prior to Closing, Purchaser shall promptly cause all copies of all Due Diligence Information that are in Purchaser’s possession, custody, or control to be destroyed or otherwise returned to Seller upon Purchaser’s receipt of written request from Seller. b. After the Effective Date of this Agreement and until the Closing Date or termination hereof, Purchaser shall have the right, at its option and expense, to enter upon the Property upon reasonable notice to perform non-destructive engineering tests, studies and/or economic investigations concerning the Property, and Seller has the right to be present during any such entry and to observe all such testing or other investigation. Purchaser hereby agrees to indemnify and save Seller harmless from any losses actually incurred by Seller by virtue of Purchaser or its agents or employees entering on the Property to conduct such investigations. Purchaser further agrees to repair any physical damage caused to the Property by Purchaser or its agents or employees in connection with such tests and studies and to cause the same to be fully restored to the condition existing immediately prior to Purchaser’s inspection thereof. Purchaser shall maintain a policy of commercial general liability insurance, with a single combined limit of not less than One Million and 00/100 Dollars ($1,000,000.00), for personal injury and property damage, covering Purchaser and its agents, representatives and independent contractors during any such entry, including contractual liability coverage. Seller shall be named as additional insured on such commercial general liability policy, and Purchaser shall provide proof of such insurance to Seller, in a form reasonably acceptable to Seller, prior to any such entry. c. Purchaser agrees that Purchaser’s obligations pursuant to this Agreement

3 are not contingent upon securing any land use, preliminary plan, project plan, subdivision or other land use approvals, zoning change, lot line adjustment or other discretionary governmental approval. Purchaser shall not file any applications with any governmental authority prior to Closing; provided, however, that Purchaser may have informal communications with governmental authorities regarding the general feasibility of the Project. 4. Purchase Price. The purchase price for the Property is One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), subject to adjustments and prorations, if any, pursuant to the terms of this Agreement (the “Purchase Price”). Purchaser shall pay the Purchase Price to Seller in immediately available funds at Closing. The Deposit will be credited toward the Purchase Price at Closing. 5. Title. a. No later than ten (10) days prior to the expiration of the Study Period hereunder, Purchaser shall obtain a title commitment and ALTA survey for the Property and shall deliver notice to Seller, along with a copy of the title report, of any exceptions to title to which Purchaser Objects (the “Title Notice”). In the event of any such exceptions, Seller shall notify Purchaser in writing within ten (10) days after Seller's receipt of the Title Notice as to whether or not Seller shall remedy the same (the “Title Response”). If Seller elects not to remedy the same, then Purchaser shall have the right to elect (such election to be made in writing within five (5) Business Days after Purchaser’s receipt of the Title Response or Seller’s deemed election not to remedy any alleged title exception) (i) to waive such title exception(s) and to proceed to Closing, with no adjustment in the Purchase Price, or (ii) to terminate this Agreement whereupon the Deposit shall be returned to Purchaser, and in such event the parties shall be relieved of all further liability hereunder. Purchaser’s failure to issue a Title Notice or Purchaser’s failure to make an election to waive or terminate following receipt or deemed receipt of the Title Response shall be deemed its election to terminate this Agreement. Seller’s failure to provide a Title Response shall be deemed an election not to remedy any alleged title exception. b. From and after the Effective Date of this Agreement, Seller shall not create or cause to be created any lien, easement or any other encumbrance affecting title to the Property following Closing without Purchaser's prior written consent unless the same is of a nature that it will be paid and released at Closing from the proceeds of this sale. Furthermore, at or before Closing, Seller shall cause to be paid and released any and all mortgages or deeds of trust secured against the Property, tax and judgment liens against Seller, or mechanic’s and materialmen’s liens filed in connection with work performed by or on behalf of Seller (collectively, “Liens”). As used herein, “Liens” shall not include any liens caused by the acts of Purchaser or its Agents. c. Should any exception to title to the Property first appear on any update to a title commitment or ALTA survey that was obtained by Purchaser, Purchaser shall be afforded five (5) days from Purchaser’s receipt of a copy of such exception or the updated title commitment or survey (as applicable) to supplement its Title Notice (failing which any objection to the new title exception shall be deemed waived), and Seller shall be afforded three (3) Business Days from the date of its receipt of the supplemented Title Notice to deliver a supplement to the Title Response (failing which Seller shall be deemed to have elected not to remedy the new title

4 exception). Purchaser may, within two (2) days after the deadline for issuance of the supplement to the Title Response, (i) waive such title exceptions and proceed to Closing with no adjustment in the Purchase Price, or (ii) terminate this Agreement, in which case the Deposit shall be returned to Purchaser (failing which Purchaser shall be deemed to have terminated this Agreement). 6. Representations and, Warranties and Covenants. a. Seller’s Representations, Warranties and Covenants. Seller makes the following representations, warranties and covenants to Purchaser as of the Effective Date and the Closing Date: i. The performance by Seller of its obligations hereunder does not and will not violate any law. ii. Seller is duly organized under the laws of the State of Delaware, is validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in and in good standing under the laws of the State of Maryland. iii. The execution and delivery of this Agreement, and all documents and instruments related to this Agreement, by the officer(s) of Seller executing and delivering the same, have been duly authorized by all requisite corporate action on the part of Seller, and upon such execution and delivery this Agreement and such other documents will constitute valid and binding obligations of Seller. iv. Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which Seller is bound. v. Other than the occupancy by Seller, all of the Property is vacant and free of leases, tenancies, licenses, or other rights of present or future occupancy or use, written or verbal, for any portion of the Property. From and after the Effective Date, no lease, tenancy, agreement or other arrangement will be entered into with respect to the Property without the prior written consent of Purchaser. Seller shall deliver actual possession of the Property to Purchaser at Closing. vi. Seller has not received written notice of any violations of laws or municipal ordinances, orders or requirements noted or issued by any governmental department or authority having jurisdiction over or affecting the Property or any portion thereof that have not been cured, nor does Seller have any Knowledge (hereinafter defined) of any such violations. As used herein, “Knowledge” shall mean the actual knowledge of Mitchell B. Rutter and John Cuticelli, without investigation. vii. During the period of Seller's ownership of the Property only, Seller never utilized, and to Seller’s Knowledge, at no other time has the Property or any portion thereof been used for landfill, dumping or other waste disposal activities or operations; storage of raw materials, or products or wastes of toxic or hazardous nature; and to Seller’s Knowledge, no such

5 hazardous materials or raw materials of a toxic or hazardous nature presently exist on the Property. Seller has received no written notice from any governmental authority of any violation at the Land of laws relating to Hazardous Materials, which violations remain uncured in any material respect, except as otherwise disclosed in writing to Purchaser. As used herein, all references to “Hazardous Materials”) shall mean all hazardous materials and raw materials, products or wastes of a toxic or hazardous nature shall mean and refer to hazardous waste as that term is defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et. seq.) the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et. seq.), or under any other federal, state or local law, ordinance, statute, rule or regulation, including (without limitation) any asbestos or asbestos-related products and any oils or pesticides. viii. To the best of Seller’s Knowledge, none of the Property is subject to any option to purchase or right of first refusal, recorded or unrecorded. ix. No Bankruptcy/Dissolution events have been done by Seller, or against or with respect to Seller. For purposes of this Agreement, "Bankruptcy/Dissolution Events" shall be defined as (i) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law, (ii) the employment of a trustee or receiver of any Property interest of Seller, (iii) an assignment for the benefit of creditors, (iv) an attachment, execution or other judicial seizure of a substantial Property interest of Seller, or (v) a dissolution or liquidation of Seller. x. To the best of Seller's Knowledge, there is no pending condemnation or similar proceeding affecting the Property or any part thereof, nor has the same been threatened in writing. xi. To the best of Seller’s Knowledge, there are no legal actions, suits, zoning or rezoning actions, or other legal or administrative proceedings pending or threatened in writing against Seller or the Property which affect the Property or Seller’s ability to consummate the transactions provided for in this Agreement. xii. Seller is not a party to any contracts, agreements, covenants or similar agreements with respect to the Property which would affect the development of the Project or ownership or operation of the Property which survive Closing hereunder, nor does Seller have any Knowledge of any such contracts, agreements, or similar agreements with respect to the Property, other than matters recorded among the land records at the time of Purchaser's title search or matters that have been disclosed to Purchaser in writing. b. Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that: i. The performance of Purchaser hereunder does not and will not violate any law. ii. Purchaser is duly organized under the laws of the State of Delaware, is validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in and in good standing under the laws of the State of Maryland.

6 iii. The execution and delivery of this Agreement, and all documents and instruments related to this Agreement, by the officer(s) of Purchaser executing and delivering the same, have been duly authorized by all requisite corporate action on the part of Purchaser, and upon such execution and delivery this Agreement and such other documents will constitute valid and binding obligations of Purchaser. iv. Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser is bound. 7. Conditions Precedent to Closing. a. Seller’s Conditions Precedent to Closing i. The following conditions shall be conditions precedent to Seller’s obligation to proceed to Closing: A. Purchaser will not have materially breached any of its obligations under this Agreement. B. The representations and warranties of Purchaser set forth in Section 6(b) above will remain true and correct in all material respects as of the Closing Date. C. On or before the Closing Date, Purchaser will have delivered (or caused to have been delivered) Purchaser’s Closing Deliverables (as defined below) to Escrow Agent. ii. Seller may, at its election in its sole discretion, waive any or all of its conditions precedent to Closing by delivering written notice to Purchaser at or before Closing. iii. If the conditions set forth in Section 7(a)(i) are not satisfied or are not waived by Seller by the Closing Date, Seller may terminate this Agreement by delivery of written notice to Purchaser whereupon the Deposit shall be promptly paid to Seller. Except for the provisions of this Agreement that expressly survive termination, after such termination neither Purchaser nor Seller shall have any other or further liability under this Agreement. b. Purchaser’s Conditions Precedent to Closing i. The following conditions shall be conditions precedent to Purchaser’s obligation to proceed to Closing (the “Purchaser Closing Conditions”): A. The representations and warranties of Seller set forth in Section 6(a) above will remain true and correct in all material respects as of the Closing Date and Seller shall have fully performed all of its obligations hereunder; B. The Property shall have immediate access to a publicly

7 dedicated and maintained street; C. On the date of Closing, no action of general applicability (such as the imposition of a building or water or sewer moratorium) shall be in effect, or shall have been threatened, or publicly announced to be taken, by any applicable governmental authority relating to the Property and no such other set of circumstances or facts of general applicability shall exist which materially and adversely affects the availability of building permits or residential use permits for the Project, or adversely affects the availability or adequacy of public facilities, sewer or water facilities, if applicable, or any other utilities necessary to serve the residential dwelling units to be constructed on the Property in connection with the Project; provided, however, that the foregoing shall not constitute a condition to Closing hereunder to the extent the same occurred or was publicly announced during the Study Period; D. On the date of Closing, no suit, action, arbitration or similar proceeding shall be pending, or threatened against the Property or against Seller, with respect to the Property, or any part thereof which would materially and adversely affect the development of the Property as contemplated herein, or Seller's ability to convey the Property; E. Title to the Property shall be good of record and in fact, merchantable and insurable at regular rates by a title insurance company selected by Purchaser subject to no exceptions other than those Purchaser has agreed to in writing or has otherwise been deemed to have accepted pursuant to this Agreement; F. Title to the Property will be in the condition required by Section 5 of this Agreement, unless waived in writing by Purchaser; and G. On or before the Closing Date, Seller will have delivered Seller’s Closing Deliverables (as defined below) to Escrow Agent. ii. Purchaser may, at its election in its sole discretion, waive any or all of its conditions precedent to Closing by delivering written notice to Seller at or before Closing. iii. If the conditions set forth in Section 7(b)(i) are not satisfied or waived by Purchaser by the Closing Date, Purchaser may, at its option, (a) waive the satisfaction of such condition and proceed to Closing hereunder, (b) extend the date of Closing for such reasonable period in order to provide an opportunity for such condition to be satisfied but in no event for more than thirty (30) days, or (c) terminate this Agreement by delivery of written notice to Seller, whereupon the Deposit shall be promptly paid to Purchaser and Purchaser shall receive reimbursement of its actual and documented out-of-pocket costs to pursue this transaction, subject to an aggregate cap of Seventy Five Thousand and No/100 Dollars ($75,000) the (“Diligence Reimbursement”). The foregoing notwithstanding, Purchaser shall only be entitled to receive the Diligence Reimbursement upon termination of this Agreement pursuant to this Section if the failed condition was a product of the action or inaction of the Seller or was otherwise within the reasonable control of the Seller. In the event of termination hereunder, except for the provisions of this Agreement that expressly survive termination, after such termination neither Purchaser nor Seller shall have any other or further liability under this Agreement. 8. Closing. The closing of the sale of the Property contemplated by this Agreement

8 (the “Closing”) will occur not later than thirty (30) days following the expiration of the Study Period or such earlier date as may be specified in writing by notice from Purchaser to Seller (the “Closing Date”) in accordance with the terms and conditions of this Agreement, in escrow through Escrow Agent (provided that in all events Seller is given at least five (5) Business Days advance notice of the accelerated Closing Date). The Closing Date may be extended on the prior written agreement of the Parties, neither being under any obligation to do so. 9. Closing Deliverables. a. Seller will deliver each of the following to Escrow Agent at least one Business Day before the Closing Date (collectively, “Seller’s Closing Deliverables”): i. The original executed and notarized Deed (hereinafter defined); ii. A counterpart of a closing statement, as agreed to by Seller and Purchaser, showing applicable closing adjustments and prorations (the “Closing Statement”); iii. Such other documents as Escrow Agent or Purchaser’s title insurance company may reasonably require (including an owner’s affidavit in a reasonable and customary form and FIRPTA affidavit) to consummate the Closing. b. Purchaser will deliver each of the following to Escrow Agent at least one Business Day before the Closing Date (collectively, “Purchaser’s Closing Deliverables”): i. The Purchase Price, subject to a credit for the Deposit and adjustments and prorations as expressly set forth in this Agreement; ii. A counterpart of the Closing Statement; iii. Such other documents as Escrow Agent or Purchaser’s title insurance company may reasonably to consummate the Closing. 10. Costs and Prorations. a. At Closing, Seller shall cause conveyance of the Property to Purchaser by Special Warranty Deed (the “Deed”) in proper form for recording among the land records of the jurisdiction where the Property is located. Seller shall be responsible for the cost and preparation of the Deed. b. Seller shall pay one-half (1/2) of all documentary transfer and recordation taxes and other charges (the “Transfer Taxes”), one-half (1/2) of the costs of the Escrow Agent, if any, and all release fees relating to Seller performing its obligations hereunder with respect to removal of any Liens. Purchaser shall be responsible for the cost of one-half (1/2) of the Transfer Taxes, title searches, title insurance, survey, and the cost of its counsel, if any. c. All costs and expenses shall be apportioned as of close of business on the day immediately preceding the Closing Date, such that Seller shall have the benefit of income and burden of expense prior to the closing Date and Purchaser shall have the benefit of income and the

9 burden of expense on and after the Closing Date, including, without limitation, all real estate taxes, assessments and similar charges or levies, and all charges for water, sewer, electricity and any other utility costs. Closing costs not specifically referred to hereunder shall be apportioned as is customary. 11. Risk of Loss. a. If, before the Closing Date, any portion of the Property is damaged, by casualty or otherwise, neither Seller nor Purchaser will have any right to terminate this Agreement. Purchaser will purchase the Property in accordance with the terms and conditions of this Agreement, and the Purchase Price will not be reduced, but Seller will assign to Purchaser at Closing all insurance proceeds payable to Seller that pertain to the Property. b. If, before the Closing Date, there is a condemnation or taking by eminent domain of a material portion of the Property, Purchaser will have the right to terminate this Agreement and receive its Deposit if Purchaser notifies Seller at least fifteen (15) days before the Closing Date (or, if Purchaser first learns of such condemnation or taking after such time, before the Closing Date). If Purchaser does not elect to so terminate the Agreement, then Purchaser will remain obligated to close under this Agreement, without adjustment to the Purchase Price, and Seller will assign to Purchaser at Closing all condemnation proceeds payable to Seller that pertain to the Property. c. Seller has no obligation to repair or restore the Property in the event of a condemnation or casualty event. 12. Default. a. Default by Seller. If Seller is in material breach of its obligations under this Agreement, Purchaser may, in its sole discretion, (i) terminate this Agreement by delivery of written notice to Seller, in which event the Deposit shall be promptly returned to Purchaser and the Parties shall have no further obligations or rights hereunder, (ii) file an action for specific performance no later than six (6) months following the date of the Seller’s default, or (iii) pursue recovery from Seller of Purchaser’s documented actual out-of-pocket expenses incurred to pursue acquisition of the Property, subject to an aggregate cap of Seventy-Five Thousand and No/100 Dollars ($75,000). b. Default by Purchaser. If Seller performs all of its obligations hereunder and Purchaser is in material breach of its obligations under this Agreement and Purchaser fails to cure such default within ten (10) days following receipt of notice of default from Seller (provided that no notice shall be required if the default concerns a failure to timely tender any portion of the Additional Deposit as required under this Agreement and no notice shall be required if the default concerns a failure to timely tender any portion of the Purchase Price on the Closing Date), Seller, as its sole and exclusive remedy, may terminate this Agreement by delivery of written notice to Purchaser, in which event the Deposit shall be forfeited and paid in its entirety to Seller as fixed and liquidated damages for Purchaser’s breach in lieu of any other claims or causes of action available to Seller at law or in equity by reason of such default. The Parties acknowledge that the Deposit represents a reasonable estimate of Seller’s loss in the event of Purchaser’s breach of this

10 Agreement. 13. Notices. a. All notices, demands, or other communications between the Parties (“Notice”) must be in writing. Notices must be given by (i) personal delivery or (ii) a nationally- recognized, next-day courier service, addressed as follows: If to Seller: Lodging Partners, LLC 635 Madison Avenue, Suite 1300 New York, NY 10022-1009 Attention: Mitchell B. Rutter mitch@essexcapital.com With a copy to: Lerch, Early & Brewer, Chtd. 7500 Wisconsin Avenue, 7th Floor Bethesda, MD 20814 Attention: Ashley C. Haun, Esq. achaun@lerchearly.com If to Purchaser: Comstock 41 Maryland, LLC 1900 Reston Metro Plaza 10th Floor Reston, VA 20190 Attention: CEO Cclemente@comstock.com With a copy to: 1900 Reston Metro Plaza 10th Floor Reston, VA 20190 Attention: General Counsel jthompson@comstock.com If to Escrow Agent: Stewart Title and Escrow, Inc. 10505 Judicial Drive, Suite 300 Fairfax, VA 22030 Attention: Mark Fitzgerald, SVP

11 b. A Notice given in accordance with this Agreement will be effective upon receipt or refusal by the party to which it is given. c. For convenience, Notices may be sent via email; however, such email Notice will not be considered effective until the original Notice is received by the party to which it is given pursuant to one of the delivery methods described in Section 13(a) above. d. Any Party may change its Notice address from time to time by informing the other Parties in writing of such new address. 14. Broker. Purchaser and Seller warrant that they have not dealt with any Broker in the transaction contemplated hereby. Any fees and/or commissions of any broker, finder, financial advisor or other person acting in a capacity that would entitle such person to a fee or commission in connection with the sale of the Property shall be Seller’s responsibility. Seller and Purchaser each agree to indemnify and hold harmless the other party from any claim for commission by any broker or agent claiming any such commission for or through either Seller or Purchaser other than referenced herein. 15. Escrow Terms a. Escrow Agent shall hold the Deposit in a separately designated interest- bearing savings account at a federally insured banking institution reasonably acceptable to Seller and Purchaser, with interest to accrue to the benefit of Purchaser, unless the Deposit pursuant to the terms of this Agreement is paid to Seller, in which case the interest shall accrue to the benefit of Seller. b. Escrow Agent will disburse the Deposit in accordance with the terms and conditions of this Agreement. c. If this Agreement is terminated in accordance with its terms, or if the Closing does not take place under this Agreement, then either Party (the “Noticing Party”) may send a written notice to Escrow Agent directing Escrow Agent to release the Deposit (“Deposit Release Request”). Upon receipt of a Deposit Release Request, Escrow Agent will promptly notify the other party (the “Non-Noticing Party”) in writing of its receipt of a Deposit Release Request, together with a copy of the Deposit Release Request (such notice from Escrow Agent, the “Escrow Notice”). i. If the Non-Noticing Party does not object in writing to Escrow Agent within ten (10) Business Days of the Non-Noticing Party’s receipt of the Escrow Notice, Escrow Agent will disburse the Deposit in accordance with the terms of the Deposit Release Request. ii. If the Non-Noticing Party does object in writing to Escrow Agent within ten (10) Business Days of the Non-Noticing Party’s receipt of the Escrow Notice, then Escrow Agent shall hold the Deposit until the earliest to occur of the following:

12 A. Escrow Agent receives a letter, signed by both Seller and Purchaser, setting forth agreed instructions for the release of the Deposit, in which case Escrow Agent will release Deposit in accordance with such terms; B. Escrow Agent receives a copy of an order or judgment from a court of competent jurisdiction setting forth the manner in which the Deposit is to be released, in which case Escrow Agent will comply with such order or judgment; or C. Escrow Agent elects to interplead the Deposit into the Circuit Court of Montgomery County, Maryland. d. The duties of Escrow Agent are only as specifically described in this Agreement and are purely ministerial in nature. As long as Escrow Agent has complied with the terms of this Agreement and acted in good faith, Escrow Agent shall incur no liability whatsoever, except for its willful misconduct or gross negligence. e. In the performance of its duties, Escrow Agent (i) shall be entitled to rely upon any document, instrument or signature believed by it to be genuine and signed by either or both of the parties or their successors, and (ii) may assume that any person purporting to give any notice of instructions in accordance with the provisions of this Agreement has been duly authorized to do so. 16. Miscellaneous. a. Assignment. Purchaser may assign this Agreement to an affiliate of Purchaser without Seller’s consent. An “affiliate” of Purchaser means any person or entity which directly or indirectly controls, is controlled by or is under common control with Purchaser, or any person or entity resulting from a merger or consolidation with Purchaser. b. Entire Agreement, Waiver, Modification. This Agreement, together with the attached Exhibits, all of which are incorporated into this Agreement by reference, is the entire agreement between the parties. No waiver of any breach of this Agreement will be deemed a waiver of any preceding or succeeding breach under this Agreement or any other agreement. No extension of time for the performance of any obligation or act will be deemed an extension of time for the performance of any other obligation or act. The terms of this Agreement may be amended or otherwise modified only by a written instrument duly executed by the Parties. c. Governing Law and Venue. This Agreement and any dispute, controversy or proceeding arising out of or relating to this Agreement (whether in contract, tort, common or statutory law, equity or otherwise) will be governed by Maryland law, without regard to conflict of law principles of Maryland or of any other jurisdiction that would result in the application of laws of any jurisdiction other than those of Maryland. All claims and litigation arising out of or related to this Agreement must be brought and resolved in the courts of the State of Maryland located in the County of Montgomery, Maryland or U.S. District Court for the District of Maryland, Southern Division. d. Headings. The captions of this Agreement are for reference only and do not describe the intent of this Agreement or otherwise alter the terms of this Agreement.

13 e. Partial Invalidity. If any provision of this Agreement or its application to any party or circumstances is determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement will not be affected, and each provision of this Agreement will be valid and will be enforced to the fullest extent permitted by law. f. Holidays, Etc. If any date set forth in this Agreement for the performance of any obligations or delivery of any instrument or notice falls on a Saturday, Sunday, Legal Holiday, or day in which Montgomery County governmental offices are closed, the compliance with such obligations or delivery will be deemed acceptable on the next business day following such Saturday, Sunday, Legal Holiday, or closing. The term “Legal Holiday” means any Montgomery County, State of Maryland, or federal holiday on which post offices are closed in Maryland. g. Delivery; Counterparts. This Agreement may be executed and delivered in any number of counterparts, in the original or by electronic transmission, each of which so executed and delivered will be deemed to be an original and all of which will constitute one and the same instrument. h. Rules of Construction. i. When a reference is made in this Agreement to a Section or an Exhibit, such reference is to a Section or an Exhibit to this Agreement unless otherwise indicated. ii. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” iii. The definitions contained in this Agreement are applicable to the singular as well as to the plural forms of such terms and to the masculine, feminine, and neuter genders and non-genders of such terms. Whenever the context requires, any pronouns used in this Agreement include the corresponding masculine, feminine, or non-gender forms. i. No Partnership. Nothing contained in this Agreement will be construed to create a partnership or joint venture between the parties or their successors or permitted assigns. j. WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY OF THE MATTERS ADDRESSED IN THIS AGREEMENT. EACH OF THE PARTIES ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY AND HAS BEEN MADE AFTER CONSULTING LEGAL COUNSEL. k. If Closing shall occur under this Agreement, then any action brought after the Closing to enforce the obligations of Seller under this Agreement (or any other document delivered in connection herewith) for liabilities that survive Closing must be commenced within six (6) months of the Closing Date, and any judgment or decree shall be enforceable against Seller only up to a maximum of $75,000 (the “Seller’s Damage Cap”). Furthermore, Seller’s liability

14 under this Agreement is explicitly limited to Seller’s interest in the Property, including any proceeds thereof. Purchaser shall have no recourse against any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller. The provisions of this Section shall survive the Closing or earlier termination of this Agreement. l. Business Day. For purposes of this Agreement, “Business Day” means any day on which business is generally transacted by banks in the Washington, D.C. metropolitan area. If a date or the expiration date of any period that is set out in any section of this Agreement falls upon a day that is not a business day, then, in such event, the date or expiration date of such period shall be extended to the next business day. [Signatures appear on the following pages.]

15 IN WITNESS WHEREOF, Seller and Purchaser have each executed this Agreement as of the Effective Date. SELLER: LODGING PARTNERS, LLC, a Delaware limited liability company By: ______________________________ Name: Title: Date:

16 PURCHASER: COMSTOCK 41 MARYLAND, LLC, a Delaware limited liability company By: CP Management Services, LC, its Manager By: ______________________________ Name: Christopher Clemente Title: Manager Date:

17 The undersigned has executed this Agreement solely to acknowledge that it is acting as Escrow Agent in accordance with the terms and conditions of this Agreement. ESCROW AGENT: STEWART TILE AND ESCROW, INC. By: ______________________________ Name: Title: Date:

EXHIBIT A Description of the Property